As filed with the Securities and Exchange Commission on September 17, 2012

Registration No. 333-169358

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FISERV, INC.*

(Exact name of registrant as specified in its charter)

Wisconsin	39-1506125
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

255 Fiserv Drive

Brookfield, Wisconsin 53045

(262) 879-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas J. Hirsch

Executive Vice President, Chief Financial Officer and Treasurer

Brookfield, Wisconsin 53045

(262) 879-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Benjamin F. Garmer, III, Esq.

John K. Wilson, Esq.

Foley & Lardner LLP

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202-5306

(414) 271-2400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
Debt Securities
Guarantees of Debt Securities (2)
Common Stock, $.01 par value
Preferred Stock, no par value
Depositary Shares
Warrants
Stock Purchase Contracts
Stock Purchase Units (3)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r), the registrants are deferring payment of all of the registration fee. In addition, securities registered hereunder may be sold either separately or as units comprised of more than one type of security registered hereunder.
(2)	No separate consideration will be received for the guarantees.
(3)	Each stock purchase unit consists of (a) a stock purchase contract under which the holder, upon settlement, will purchase or sell an indeterminate number of shares of common stock or preferred stock or depositary shares and (b) common stock, preferred stock, depositary shares, debt securities, other stock purchase contracts or debt obligations of third parties securing the holder’s obligation to purchase or sell the securities subject to the stock purchase contract. No separate consideration will be received for the stock purchase contract or the related pledged securities.

* TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Name, Address and Telephone Number (1)	State or Other Jurisdiction of Incorporation	I.R.S. Employer Identification Number
Information Technology, Inc.	Nebraska	47-0583256

ITI of Nebraska, Inc.	Nebraska	39-1974807

Fiserv Solutions, Inc.	Wisconsin	39-1833695

BillMatrix Corporation	Delaware	75-2865604

Fiserv Investment Solutions, Inc.	Delaware	22-3262721

CheckFree Services Corporation	Delaware	58-2528981

(1)	The address of the principal executive offices for each of these additional registrants is 255 Fiserv Drive, Brookfield, WI 53045. Their telephone number is (262) 879-5000.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-169358) is being filed solely for the purposes of (1) removing Interactive Technologies, Inc., a New Jersey corporation (“Interactive Technologies”), as a subsidiary guarantor registrant from the Registration Statement and (2) adding Fiserv Investment Solutions, Inc., a Delaware corporation and a wholly-owned subsidiary of Fiserv, Inc. (“Investment Solutions”), as a subsidiary guarantor registrant to the Registration Statement.

Interactive Technologies was merged with and into Investment Solutions, with Investment Solutions as the surviving entity, effective December 31, 2011 (the “Merger”). As a result of Investment Solutions being the surviving entity pursuant to the Merger, Interactive Technologies will not issue any new guarantees. As a subsidiary guarantor registrant, Investment Solutions is, or may potentially be, a guarantor of some or all of the debt securities registered under this Registration Statement.

No changes or additions are being made to the prospectus that already forms a part of this Registration Statement. Accordingly, such prospectus is being omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The aggregate estimated expenses, other than underwriting discounts and commissions, in connection with the sale of the securities being registered hereby are currently anticipated to be as follows (all amounts are estimated). All expenses of the offering will be paid by Fiserv, Inc. (the “Company”).

	Amount
Securities and Exchange Commission registration fee		$(1)
Printing expenses		(2)
Legal fees and expenses		(2)
Accounting fees and expenses		(2)
Miscellaneous (including any applicable listing fees, rating agency fees, trustee and transfer agent’s fees and expenses)		(2)

Total	$

(1)	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.
(2)	The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time. An estimate of the various expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Pursuant to the provisions of the Wisconsin Business Corporation Law, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities (which may include liabilities under the Securities Act of 1933) and expenses: (i) to the extent such officers or directors are successful in the defense of a proceeding; and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Company and such breach or failure constituted (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of criminal law unless the director or officer had a reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof, for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined in (a) through (d) above.

The Company’s by-laws provide for indemnification and advancement of expenses of officers and directors to the fullest extent provided by the Wisconsin Business Corporation Law.

The indemnification provided by the Wisconsin Business Corporation Law and the Company’s by-laws is not exclusive of any other rights to which a director or officer of the Company may be entitled.

The laws of the states or other jurisdictions of incorporation and/or the provisions of the articles or certificates of incorporation and the bylaws of all of the subsidiary guarantors listed in the “Table of Subsidiary Guarantor Registrants” included in this Registration Statement provide indemnification provisions similar to those described above.

The Company maintains an insurance policy, which indemnifies its and its subsidiaries’ officers and directors against certain liabilities.

Item 16.	Exhibits and Financial Statement Schedules.

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 17.	Undertakings.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of any registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the issue has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on September 17, 2012.

FISERV, INC.

By:	/s/ Jeffery W. Yabuki
Jeffery W. Yabuki
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities set forth below on September 17, 2012.

Signature	Title

/s/ Jeffery W. Yabuki	President, Chief Executive Officer and Director (Principal Executive Officer)
Jeffery W. Yabuki

*	Chairman of the Board and Director
Donald F. Dillon

/s/ Thomas J. Hirsch	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
Thomas J. Hirsch

*	Director
Daniel P. Kearney

Director
Dennis F. Lynch

*	Director
Denis J. O’Leary

*	Director
Glenn M. Renwick

*	Director
Kim M. Robak

*	Director
Doyle R. Simons

*	Director
Thomas C. Wertheimer

*By:	/s/ Jeffery W. Yabuki
Jeffery W. Yabuki Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on September 17, 2012.

INFORMATION TECHNOLOGY, INC.

By:	/s/ Thomas M. Cypher
Thomas M. Cypher
President, Chief Executive Officer and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities set forth below on September 17, 2012.

Signature	Title

/s/ Jeffery W. Yabuki	Chairman of the Board and Director
Jeffery W. Yabuki

/s/ Thomas M. Cypher	President, Chief Executive Officer and Chief Operating Officer (Principal Executive Officer)
Thomas M. Cypher

/s/ Thomas J. Hirsch	Treasurer (Principal Financial and Accounting Officer)
Thomas J. Hirsch

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on September 17, 2012.

ITI OF NEBRASKA, INC.

By:	/s/ Thomas M. Cypher
Thomas M. Cypher
President, Chief Executive Officer and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities set forth below on September 17, 2012.

Signature	Title

/s/ Jeffery W. Yabuki	Chairman of the Board and Director
Jeffery W. Yabuki

/s/ Thomas M. Cypher	President, Chief Executive Officer and Chief Operating Officer (Principal Executive Officer)
Thomas M. Cypher

/s/ Thomas J. Hirsch	Treasurer (Principal Financial and Accounting Officer)
Thomas J. Hirsch

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on September 17, 2012.

FISERV SOLUTIONS, INC.

By:	/s/ Jeffery W. Yabuki
Jeffery W. Yabuki
President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities set forth below on September 17, 2012.

Signature	Title

/s/ Jeffery W. Yabuki	President and Director (Principal Executive Officer)
Jeffery W. Yabuki

/s/ Thomas J. Hirsch	Executive Vice President, Treasurer, Assistant Secretary and Director (Principal Financial and Accounting Officer)
Thomas J. Hirsch

/s/ Charles W. Sprague	Executive Vice President, Secretary and Director
Charles W. Sprague

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on September 17, 2012.

BILLMATRIX CORPORATION

By:	/s/ Jardon T. Bouska
Jardon T. Bouska
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities set forth below on September 17, 2012.

Signature	Title

/s/ Jeffery W. Yabuki	Chairman of the Board and Director
Jeffery W. Yabuki

/s/ Jardon T. Bouska	President and Chief Executive Officer (Principal Executive Officer)
Jardon T. Bouska

/s/ Mike A. Underwood	Chief Financial Officer (Principal Financial and Accounting Officer)
Mike A. Underwood

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on September 17, 2012.

FISERV INVESTMENT SOLUTIONS, INC.

By:	/s/ Michael P. Gianoni
Michael P. Gianoni
President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities set forth below on September 17, 2012.

Signature	Title

/s/ Jeffery W. Yabuki	Chairman of the Board and Director
Jeffery W. Yabuki

/s/ Michael P. Gianoni	President (Principal Executive Officer)
Michael P. Gianoni

/s/ Thomas J. Hirsch	Vice President and Treasurer (Principal Financial and Accounting Officer)
Thomas J. Hirsch

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on September 17, 2012.

CHECKFREE SERVICES CORPORATION

By:	/s/ Jardon T. Bouska
Jardon T. Bouska
President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities set forth below on September 17, 2012.

Signature	Title

/s/ Jardon T. Bouska	President (Principal Executive Officer)
Jardon T. Bouska

/s/ Thomas J. Hirsch	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)
Thomas J. Hirsch

/s/ Charles W. Sprague	Executive Vice President, Secretary and Director
Charles W. Sprague

EXHIBIT INDEX

Exhibit Number	Document Description

(1)	Form of Underwriting Agreement.*

(4.1)	Restated Articles of Incorporation (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on May 24, 2012 and incorporated herein by reference).

(4.2)	Amended and Restated By-laws (filed as Exhibit 3.4 to the Company’s Current Report on Form 8-K filed on May 24, 2012 and incorporated herein by reference).

(4.3)	Form of Indenture, by and among Fiserv, Inc., the guarantors named therein and U.S. Bank National Association (filed as Exhibit 4.8 to the Company’s Registration Statement on Form S-3 filed on November 13, 2007 and incorporated herein by reference).

(4.4)	Form of Senior Debt Securities (included in Exhibit 4.3).

(4.5)	Form of Deposit Agreement.*

(4.6)	Form of Depositary Receipt.*

(4.7)	Form of Warrant.*

(4.8)	Form of Warrant Agreement.*

(4.9)	Form of Stock Purchase Contract.*

(5.1)	Opinion of Foley & Lardner LLP.**

(5.2)	Opinion of Brian K. Ridenour.**

(12)	Computation of Ratio of Earnings to Fixed Charges.

(23.1)	Consent of Foley & Lardner LLP (filed as part of Exhibit (5.1)).**

(23.2)	Consent of Brian K. Ridenour (filed as part of Exhibit (5.2)).**

(23.3)	Consent of Deloitte & Touche LLP.

(24)	Powers of Attorney of Directors of Fiserv, Inc.**

(25)	Form T-1 Statement of Eligibility of Trustee under the Indenture.**

*	To be filed by amendment or under subsequent Current Report on Form 8-K.
**	Previously filed as an exhibit to the Registration Statement.